EXHITIT 2.22

IFCO SYSTEMS N.V.,

as Issuer,

THE GUARANTORS named herein

and

THE BANK OF NEW YORK, as Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of December 30, 2002

to the

Indenture

dated March 8, 2000, as amended

EUR 200,000,000

10.625% SENIOR SUBORDINATED NOTES DUE 2010

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 30, 2002, to the Indenture dated March 8, 2000, as amended by the First Supplemental Indenture, dated June 17, 2000, and as further amended by the Second Supplemental Indenture, dated September 8, 2000 (the “Indenture”), among IFCO SYSTEMS MANAGEMENT GMBH (the “New Guarantor”), IFCO SYSTEMS N.V., a Netherlands public company (the “Company”), each of the GUARANTORS under the Indenture referred to below (collectively, the “Existing Guarantors” and together with the New Guarantor, the “Guarantors”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Company’s EUR 200,000,000 10.625% Senior Notes due 2010 (the “Notes”);

WHEREAS Section 4.20 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth in the Indenture;

WHEREAS, Section 8.02 of the Indenture permits the Company, the Guarantors and the Trustee to amend the Indenture with the consent of the Holders of not less than a majority in principal amount of all outstanding Notes;

WHEREAS, the Company and the Guarantors desire to amend certain provisions of the Indenture, as set forth in Article One hereof;

WHEREAS, pursuant to the request of the Company and the Guarantors, the Trustee has agreed to the amendment of certain provisions of the Indenture as set forth in Article One hereof and, with the Company and the Guarantors, has agreed to enter into a supplemental indenture to reflect such amendments to the Indenture;

WHEREAS, the consent of the Holders of a majority in principal amount of all outstanding Notes, not including Notes held by affiliates of the Company and the Guarantors, to the amendments effected by this Third Supplemental Indenture has been obtained by the Company and the Guarantors;

WHEREAS, the Trustee has received: (i) an Opinion of Counsel pursuant to Section 8.06 of the Indenture stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, and any Guarantors, enforceable in accordance with its terms; (ii) a copy of a Board Resolution of the Company and each of the Guarantors authorizing this Third Supplemental Indenture; and (iii) evidence reasonably satisfactory to the Trustee of the consent of the Holders of a majority in principal amount of all outstanding Notes, not including Notes held by affiliates of the Company and the Guarantors, to the amendments effected by this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

The Company and the Guarantors covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

AMENDMENTS TO THE INDENTURE; AGREEMENT TO GUARANTEE

Section 1.1 Amendments Effective upon the Effective Date.

Effective upon the Effective Date (as such term is defined in that certain Restructuring Agreement, dated September 18, 2002, among the Company, Schoeller Logistic Technologies Holding GmbH, Schoeller Logistic Systems GmbH, and each of the Noteholders signatory thereto), (i) Sections 4.02; 4.03; 4.04; 4.05; 4.06; 4.09; 4.10; 4.11; 4.12; 4.13; 4.14; 4.15; 4.16; 4.18; 4.19; 4.20; 4.21; 5.01(3); 5.02; 6.01(c): 6.01(d); 6.01(e); and 9.04(b) of the Indenture are hereby amended by deleting all such sections, and all references thereto, in their entirety, and (ii) the deleted sections are hereby replaced with “Intentionally omitted.”

Section 1.2 Agreement to Guarantee.

The New Guarantor hereby agrees, jointly and severally with the Existing Guarantors, to Guarantee the Company’s Obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

ARTICLE TWO

MISCELLANEOUS

Section 2.1 Definitions.

Except as otherwise provided or defined herein, capitalized terms used in this Third Supplemental Indenture and not defined shall have the meanings assigned to them in the Indenture.

Section 2.2 Confirmation of the Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 2.3 Effective Date; Termination.

This Third Supplemental Indenture will take effect immediately upon its execution by the Company, the Existing Guarantors, the New Guarantor and the Trustee. The amendments contained in Section 1.1 of this Third Supplemental Indenture will become operative on the Effective Date.

Section 2.4 Concerning the Trustee.

The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2.5 Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE.

Section 2.6 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 Headings.

The headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date and year first above written.

THE COMPANY: IFCO SYSTEMS N.V.

By:	/s/ KARL POHLER
Karl Pohler Chief Executive Officer

By:	/s/ MICHAEL W. NIMTSCH
Michael W. Nimtsch Senior Executive Vice President and Chief Financial Officer

GUARANTORS: IFCO SYSTEMS GMBH

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL W. NIMTSCH
Michael W. Nimtsch Attorney-in-Fact

IFCO SYSTEMS SKANDINAVIEN A/S

By:	/s/ KARL POHLER
Karl Pohler

By:	/s/ MICHAEL W. NIMTSCH
Michael W. Nimtsch Attorney-in-Fact

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

GISO VERWALTUNGSGESELLSCHAFT MBH & CO. BEHÄLTERLEASING KG

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL W. NIMTSCH
Michael W. Nimtsch Attorney-in-Fact

IFCO SYSTEMS NORTH AMERICA, INC. (F/K/A PALEX, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS CHICAGO, INC. (F/K/A IFCO ICS-CHICAGO, INC., F/K/A ACME BARREL COMPANY, INC.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS CALIFORNIA, INC. (F/K/A BAY AREA PALLET COMPANY)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

BLACK RIVER FOREST PRODUCTS, INC.

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS CHARLOTTE, INC. (F/K/A IFCO ICS-NORTH CAROLINA, INC., F/K/A CHARLOTTE STEEL DRUM CORPORATION)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS MINNESOTA, INC. (F/K/A IFCO ICS-MINNESOTA, INC., F/K/A CONSOLIDATED CONTAINER CORPORATION)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS MINNEAPOLIS, INC. (F/K/A CONTAINER RESOURCES CORPORATION)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

IFCO SYSTEMS WASHINGTON, INC. (F/K/A IFCO ICS-WASHINGTON, INC., F/K/A CONTAINER SERVICES COMPANY NW, INC., F/K/A CONTAINER SERVICES COMPANY NW ACQUISITION, INC.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

MONTEBELLO IFCO SYSTEMS, INC. (F/K/A IFCO ICS-CALIFORNIA, INC., F/K/A CONTAINER SERVICES COMPANY SW, INC., F/K/A CONTAINER SERVICES COMPANY SW ACQUISITION, INC.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS WATERLOO, WI, INC. (F/K/A DUCKERT PALLET CO., INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS ZELLWOOD, INC. (F/K/A IFCO ICS-FLORIDA, INC., F/K/A DRUM SERVICE CO. OF FLORIDA)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

ERC SYSTEMS, INC. (F/K/A ENVIRONMENTAL RECYCLERS OF COLORADO, INC.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS MAINE, INC. (F/K/A ISAACSON LUMBER COMPANY)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS VIRGINIA, INC. (F/K/A INTERSTATE PALLET CO., INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS WISCONSIN, INC. (F/K/A NEW LONDON PALLET, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS HOLDING COMPANY, INC. (F/K/A IFCO INDUSTRIAL CONTAINERS SYSTEMS HOLDING COMPANY, F/K/A PALEX CONTAINER SYSTEMS, INC.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

PALEX-TEXAS, INC.

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

PALEX-TEXAS, L.P. By: Palex-Texas, Inc., its General Partner

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

PALEX TEXAS HOLDINGS, INC.

By:	/s/ RICH HAMLIN
Rich Hamlin Secretary

IFCO SYSTEMS PENNSYLVANIA, INC. (F/K/A PALLET OUTLET COMPANY, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS FLORIDA, INC. (F/K/A RIDGE PALLETS, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

IFCO SYSTEMS NORTH CAROLINA, INC. (F/K/A SHEFFIELD LUMBER AND PALLET COMPANY, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS INDIANA, INC. (F/K/A SHIPSHEWANA PALLET CO., INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS CANADA, INC. (F/K/A SMG CORPORATION)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS WESTERN REGION, INC. (F/K/A SONOMA PACIFIC COMPANY)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS BUTNER, INC. (F/K/A SOUTHERN PALLET, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

VALLEY CRATING AND PACKAGING, INC.

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS CONTAINER LLC (F/K/A IFCO ICS-LLC, F/K/A WESTERN CONTAINER LIMITED LIABILITY COMPANY) By: IFCO Systems Chicago, Inc., its Member

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

By: ERC Systems, Inc., its Member

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO-U.S., L.L.C. By: Schoeller U.S., Inc., its Member

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

By: IFCO Systems North America, Inc., its Member

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

AZ PALLET, INC.

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

BROMLEY ACQUISITION COMPANY, INC.

[THIRD SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS LOUISIANA, INC. (F/K/A TEXAS PALLET ACQUISITION, INC.)

By:	/s/ RICH HAMLIN
Rich Hamlin Vice President

IFCO SYSTEMS MICHIGAN, INC. (F/K/A IFCO ICS-MICHIGAN, INC., F/K/A GEORGE BELFER DRUM & BARREL CO.)

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro President

IFCO SYSTEMS MANAGEMENT GMBH

By:	/s/ KARL POHLER
Karl Pohler Managing Director

By:	/s/ MICHAEL W. NIMTSCH
Michael W. Nimtsch Managing Director

TRUSTEE: THE BANK OF NEW YORK, as Trustee

By:	/s/ SUNJEEVE PATEL
Name: Sunjeeve Patel Title: Assistant Vice President